UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2013

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

The Spectranetics Corporation (the “Company”) has recently filed suit in the state district court for the 4th Judicial District of Colorado against Thermopeutix, Inc., the manufacturer of the TAPAS product. The suit seeks relief against Thermopeutix for its attempt to wrongfully terminate a distribution agreement due to alleged incorrect trademark usage on some, but not all, marketing material. The parties entered into the distribution agreement in 2011. The Company believes that it has complied with its obligations under the distribution agreement, but has determined that it will stop selling the product as of September 1, 2013. The Company earned revenue from the TAPAS product in the range of $50,000 to $100,000 per quarter since inception of the agreement, and the high end of this range represents approximately 0.25% of the Company's current quarterly revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	August 9, 2013	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, Deputy General Counsel & Secretary

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